                             EXHIBIT 23.1


     The consent of Brown, Winick, Graves, Donnelly, Baskerville and Schoenebaum, P.L.C., contained in the opinion submitted as Exhibit 5 hereto. The consent of Brown, Winick, Graves, Donnelly, Baskerville and Schoenebaum, P.L.C., is incorporated by reference from Exhibit 5 of this Registration Statement.

                                13